Focus Trust Special
Meeting of
Shareholders


A Special Meeting of
Shareholders of the Fund
was held on October 30,
2002, at which the
following actions were
taken:

Proposal 1:  To elect a
Board of Directors:

	Affirmative	Withheld
	John F. Curley, Jr.		3,366	164
	Mark R. Fetting		3,372	158
	Richard G. Gilmore		3,365	165
	Arnold L. Lehman		3,365	165
	Robin J.W. Masters		3,360	170
	Jill E. McGovern		3,365	165
	Arthur S. Mehlman		2,805	725
	G. Peter O'Brien		3,371	159
	S. Ford Rowan		3,371	159

Proposal 2a:  To modify
the fundamental investment
restriction on borrowing
money:

	Affirmative		3,159
	Against		161
	Abstain		129
	Broker non-votes		81

Proposal 2b:  To modify
the fundamental investment
restriction on underwriting
securities:

	Affirmative		3,160
	Against		160
	Abstain		129
	Broker non-votes		81

Proposal 2c:  To modify
the fundamental investment
restriction on lending:

	Affirmative		3,161
	Against		159
	Abstain		129
	Broker non-votes		81

Proposal 2d:  To modify
the fundamental investment
restriction on issuing
senior securities:

	Affirmative		3,161
	Against		159
	Abstain		129
	Broker non-votes		81

Proposal 2e:  To modify
the fundamental investment
restriction on real estate
investments:

	Affirmative		3,165
	Against		155
	Abstain		129
	Broker non-votes		81

Proposal 2f:  To modify
the investment restriction
on investing in
commodities:

	Affirmative		3,161
	Against		159
	Abstain		129
	Broker non-votes		81

Proposal 2g:  To modify
the fundamental investment
restriction on industry
concentration:

	Affirmative		3,161
	Against		159
	Abstain		129
	Broker non-votes		81

Proposal 2h:  To remove
the fundamental investment
restriction on
diversification:

	Affirmative		3,164
	Against		156
	Abstain		129
	Broker non-votes		81

Proposal 2j:  To remove
the fundamental investment
restriction on short sales:

	Affirmative		3,155
	Against		165
	Abstain		129
	Broker non-votes		81

Proposal 2k:  To remove
the fundamental investment
restriction on margin
transactions:

	Affirmative		3,160
	Against		160
	Abstain		129
	Broker non-votes		81

Proposal 2l:  To remove
the fundamental investment
restriction on investments
in oil, gas and mineral
programs:

	Affirmative		3,163
	Against		157
	Abstain		129
	Broker non-votes		81

Proposal 2m:  To remove
the fundamental investment
restriction on investing
for the purpose of
exercising control:

	Affirmative		3,163
	Against		157
	Abstain		129
	Broker non-votes		81

Proposal 2o:  To remove
the fundamental investment
restriction on investments
in puts, calls, straddles
and spreads:

	Affirmative		3,161
	Against		159
	Abstain		129
	Broker non-votes		81

Proposal 2p:  To remove
the fundamental investment
restriction on investments
in securities of issuers
that have been in operation
less than three years:

	Affirmative		3,157
	Against		163
	Abstain		129
	Broker non-votes		81

Proposal 2s:  To remove
the fundamental investment
restriction on joint
participation in securities
trading accounts:

	Affirmative		3,164
	Against		156
	Abstain		129
	Broker non-votes		81

Proposal 3:  To change
the Fund's investment
objective from fundamental
to nonfundamental:

	Affirmative		3,059
	Against		213
	Abstain		177
	Broker non-votes		81

Proposal 4:  To amend
and restate the Articles of
Incorporation:

	Affirmative		3,146
	Against		146
	Abstain		157
	Broker non-votes		81


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